Exhibit 7.1
SETTLEMENT AGREEMENT AND RELEASE
This Settlement Agreement and Release (the “Agreement”) is signed on the date designated and is effective on January 10, 2011, among Plaintiff Arthur W. Tifford, P.A., and Arthur W. Tifford, personally, (hereinafter collectively referred to as “Tifford”); Defendants Tandem Energy Holdings, Inc. (“TEHI”) and Tandem Energy Corporation; and Todd M. Yocham, Tim G. Culp, Jack Chambers, and Michael Cunningham (hereinafter collectively referred to as “Tandem”) and Third Party Defendants, Lyle Mortensen and Aritex Consultants, Inc. (hereinafter referred to as “Third Party Defendants”).
I.
Recitals
1. Tifford filed a case styled, Arthur W. Tifford, P.A. vs. Tandem Energy Corporation, et al., Case No. MO-07-CV-049, U. S. District Court, Western District of Texas, Midland-Odessa Division. Tandem filed an Answer denying all claims and filed counterclaims and third party actions against the Third Party Defendants. Tifford filed an Answer denying all claims. Tandem filed a case styled Tandem Energy Holdings, Inc. v. Aritex Consultants, Inc. and Lyle J. Mortensen, in the 67th Judicial District Court of Tarrant County, Texas, Cause No. 067-220329-06 (collectively referred to as the “Lawsuits”).
2. By entering into this Agreement, all parties intend to resolve and release all claims asserted, or which could have been asserted in the Lawsuits, and to fully compromise and settle any and all disputes, known or unknown, against each of them which arise from the transactions which form the basis of the Lawsuit and all other dealings and relationships between each other and the “Related Parties” identified herein.

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II.
Agreement
NOW THEREFORE, in consideration of the mutual promises and agreements set forth below and the recitals set forth above, the parties agree as follows:
1.	Tandem has paid to Tifford the sum of One Hundred Thousand Dollars ($100,000.00), receipt of which is hereby acknowledged.

2.	Tandem shall endorse, assign and deliver 733,000 shares of Platinum Energy Resources, Inc. (“PGRI”) common stock as follows:
i)	461,790 shares to Arthur W. Tifford, P.A.;

ii)	271,210 shares to Shafer, Davis, O’Leary & Stoker.
3.
Tifford shall dismiss with prejudice all claims in the Lawsuit. Tifford also shall execute, for itself and as attorney in fact for Universal Express, Inc., a release of all claims asserted on its behalf in the Lawsuit under and pursuant to the authority granted to him/it by the United States District Court for the Southern District of New York, Case No. 1:04-cv-02322-GEL dated August 14, 2009 and filed August 17, 2009.

4.	Tandem shall dismiss with prejudice its claims in the Lawsuit.

5.	Tandem shall release and dismiss all claims asserted in the Tarrant County Lawsuit.

6.	Mortensen and Aritex Consultants, Inc. shall release Tandem from all claims they could have asserted in the Lawsuit and the Tarrant County Lawsuit.

7.
Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc. shall quit claim any interest in any outstanding TEHI shares of stock and shall deliver to Tandem Certificate TE 1069, including 2,700,000 shares, and any other Tandem shares in their possession or under their control. If such shares are not returned, then Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc. agree, acknowledge and confirm that such shares have no value whatsoever and are forever cancelled.

8.
Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc. do not by entering into this settlement admit or refute that the August 1, 2006 cancellation of Stock Certificate TE 1069 was properly, legally and effectively cancelled on that date, but rather have elected to compromise, settle and release all claims, disputes and controversies by and through the terms of this Settlement Agreement, subject to the timely performance of all of its terms by Tandem.

9.	The escrow agreement dated July 29, 2008 shall be terminated and the Escrow Agent is instructed to release and deliver the trust shares as set forth above.

10.	Tifford and Tandem hereby execute the mutual Releases set forth in this agreement.

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III.
Release
1. For and in consideration of the agreements listed above among and between Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc. and Tandem, including payments by either party and performance by either party, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc., their agents, employees, attorneys, and all other representatives, hereby release, acquit and forever discharge Tandem, Todd M. Yocham, Tim G. Culp, Jack Chambers, and Michael Cunningham, and all related corporations, legal entities, and individuals, their officers, directors, agents, servants, employees and attorneys, from any and all claims, actions, demands, rights, damages, costs, complaints, allegations, or causes of action of any kind whatsoever, at common law, by statute, case law, or otherwise which it now has or might have, known or unknown, now existing, directly or indirectly attributable to or arising out of any transactions, dealings, or occurrences between Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc. and Tandem which are the subject of the Lawsuit, or which could have been the subject of the Lawsuits or could have been asserted in a lawsuit; it being the intention of Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc. to release all claims of any kind which any of them may have against those persons and entities hereby released, whether direct claims, indirect claims, or any other claims, whether known or unknown.

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2. For and in consideration for such release and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Tandem, its agents, employees, attorneys, and all other representatives, hereby release, acquit and forever discharge Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc., and all related corporations, legal entities, and individuals, their officers, directors, agents, servants, employees and attorneys, from any and all claims, actions, demands, rights, damages, costs, complaints, allegations, or causes of action of any kind whatsoever, at common law, by statute or otherwise which it now has or might have, known or unknown, now existing, directly or indirectly attributable to or arising out of any transactions, dealings, or occurrences between Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc. and Tandem which are the subject of the Lawsuits, or which could have been the subject of the Lawsuits; it being the intention of Tandem to release all claims of any kind which they may have against those persons and entities hereby released, whether direct claims, indirect claims, or any other claims, whether known or unknown.
IV.
Indemnity
1. By execution of this Agreement, Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc. and Tandem covenant and warrant each to the other that no claim, right or cause of action released in Section III or which in any way relates to the subject matter of the Releases has previously been conveyed, assigned or in any manner transferred, in whole or in part, to any third party. Universal Express, Inc., Mortensen and Aritex Consultants, Inc. and Tandem expressly represent, covenant and warrant each to the other that it has full authority to release the claims set forth above. Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc. or Tandem, respectively, shall indemnify and hold any party damaged harmless from any third parties claiming to have a right to the released claims arising from Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc. or Tandem’s breach of this paragraph.

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V.
Confidentiality
1. The parties agree to hold the contents of this Agreement, as well as the facts, allegations, and information learned as a result of the Lawsuit (the “Confidential Information”), in strict confidence and not to reveal such information, including the amount of the payments, to anyone other than their attorneys, accountants, or other tax preparers as may be necessary to comply with the law, and to those as may be required by the law to comply with any proper subpoena or other compulsion of law, including that certain order of the United States District Court for the Southern District of New York Dated August 14, 2009 and filed August 17, 2009, the Hon. Gerald E. Lynch, United States District Judge presiding, in Case No. 1:04-cv-02322-GEL (hereinafter “the Order”). In addition, Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc. and/or Tandem, Todd M. Yocham, Tim G. Culp, Jack Chambers, and Michael Cunningham may reveal the terms of this Agreement to any of these excepted individuals or entities; however, except as to Tifford’s reporting requirements imposed by the Order, each is also required, prior to such revelation, to advise that individual of the confidentiality of this Agreement and the requirement that such confidential information not be shared with any other person or entity.
VI.
General Provisions
1. It is expressly understood and agreed that the terms of this Agreement are contractual and not merely recitations and that the agreements herein contained and the consideration transferred are to compromise doubtful and disputed claims, avoid litigation, and buy peace and that no payments made or releases or other consideration given shall be construed as an admission of liability, all liability being expressly denied by the parties to this Agreement.

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2. It is further understood and agreed that this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns.
3. It is further understood and agreed that this Agreement contains the entire agreement between Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc. and Tandem, Todd M. Yocham, Tim G. Culp, Jack Chambers, and Michael Cunningham and supersedes any and all prior agreements, arrangements, or understandings between them relating to the subject matter of this Agreement. No oral understandings statements, promises, or inducements contrary to the terms of this Agreement exist. This Agreement cannot be changed or terminated except in writing signed by all parties hereto.
4. It is further understood and agreed that this Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Texas.
5. Should any court, by judgment or decree, determine that this Agreement does not fully and finally discharge all claims or causes of action which Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc. might have had against Tandem, Todd M. Yocham, Tim G. Culp, Jack Chambers, and Michael Cunningham, or all claims or causes of action which Tandem, Todd M. Yocham, Tim G. Culp, Jack Chambers, and Michael Cunningham might have had against Tifford, Universal Express, Inc., Mortensen and Aritex Consultants, Inc., and each party agrees to reform the Agreement to release any such claims not hereby released.

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6. This Agreement may be signed in multiple counterparts. A set of counterparts copies which collectively contain the signature and acknowledgment of all parties shall constitute an original.
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ARTHUR W. TIFFORD, P.A.
By:	/s/ Arthur W. Tifford
Arthur W. Tifford, its President

/s/ Arthur W. Tifford
Arthur W. Tifford, Individually

/s/ Lyle J. Mortensen
Lyle Mortensen

UNIVERSAL EXPRESS, INC.
By:	/s/ Arthur W. Tifford
Arthur W. Tifford, Attorney in Fact

ARITEX CONSULTANTS, INC.
By:	/s/ Lyle J. Mortensen
President, Authorized Representative

TANDEM ENERGY HOLDINGS, INC.
By:	/s/ Michael Cunningham
, Authorized Representative

TANDEM ENERGY CORPORATION
By:	/s/ Michael Cunningham
, Authorized Representative

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/s/ Todd M. Yocham
Todd M. Yocham

/s/ Tim G. Culp
Tim G. Culp

/s/ Jack Chambers
Jack Chambers

/s/ Michael Cunningham
Michael Cunningham
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THE STATE OF FLORIDA	§
COUNTY OF MIAMI-DADE	§
BEFORE ME, the undersigned authority, on this day personally appeared Arthur W. Tifford, President of ARTHUR W. TIFFORD, P.A., known to me to be the person whose name is subscribed to the foregoing instrument, and after being by me duly sworn, did, under oath, depose and say that he has read the entire Settlement Agreement and Release and fully understands the same, that all of the statements contained therein are true and correct, and that he has signed the same freely and voluntarily, relying only upon the statements contained therein and none other, and that he executed the same for the purposes and consideration therein expressed.
SUBSCRIBED AND SWORN to before me on this the 25 day of February, 2011.
/s/ Jennie Migone

Notary Public — State of Florida

THE STATE OF FLORIDA	§
COUNTY OF MIAMI-DADE	§
BEFORE ME, the undersigned authority, on this day personally appeared ARTHUR W. TIFFORD, Individually, known to me to be the person whose name is subscribed to the foregoing instrument, and after being by me duly sworn, did, under oath, depose and say that he has read the entire Settlement Agreement and Release and fully understands the same, that all of the statements contained therein are true and correct, and that he has signed the same freely and voluntarily, relying only upon the statements contained therein and none other, and that he executed the same for the purposes and consideration therein expressed.
SUBSCRIBED AND SWORN to before me on this the 25 day of February, 2011.
/s/ Jennie Migone

Notary Public — State of Florida

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THE STATE OF FLORIDA	§
COUNTY OF MIAMI-DADE	§
BEFORE ME, the undersigned authority, on this day personally appeared Arthur W. Tifford, Attorney in Fact of UNIVERSAL EXPRESS, INC., known to me to be the person whose name is subscribed to the foregoing instrument, and after being by me duly sworn, did, under oath, depose and say that he has read the entire Settlement Agreement and Release and fully understands the same, that all of the statements contained therein are true and correct, and that he has signed the same freely and voluntarily, relying only upon the statements contained therein and none other, and that he executed the same for the purposes and consideration therein expressed.
SUBSCRIBED AND SWORN to before me on this the 25 day of February, 2011.
/s/ Jennie Migone

Notary Public — State of Florida

THE STATE OF TEXAS	§
COUNTY OF TARRANT	§
BEFORE ME, the undersigned authority, on this day personally appeared LYLE MORTENSEN, known to me to be the person whose name is subscribed to the foregoing instrument, and after being by me duly sworn, did, under oath, depose and say that he has read the entire Settlement Agreement and Release and fully understands the same, that all of the statements contained therein are true and correct, and that he has signed the same freely and voluntarily, relying only upon the statements contained therein and none other, and that he executed the same for the purposes and consideration therein expressed.
SUBSCRIBED AND SWORN to before me on this the 8 day of March, 2011.
/s/ Johnathan A. Rosado

Notary Public — State of Texas

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THE STATE OF TEXAS	§
COUNTY OF TARRANT	§
BEFORE ME, the undersigned authority, on this day personally appeared Lyle J. Mortensen a duly authorized representative of ARITEX CONSULTANTS, INC., known to me to be the person whose name is subscribed to the foregoing instrument, and after being by me duly sworn, did, under oath, depose and say that he has read the entire Settlement Agreement and Release and fully understands the same, that all of the statements contained therein are true and correct, and that he has signed the same freely and voluntarily, relying only upon the statements contained therein and none other, and that he executed the same for the purposes and consideration therein expressed.
SUBSCRIBED AND SWORN to before me on this the 8 day of March, 2011.
/s/ Johnathan A. Rosado

Notary Public — State of Tarrant

THE STATE OF TEXAS	§
COUNTY OF MIDLAND	§
BEFORE ME, the undersigned authority, on this day personally appeared Michael Cunningham a duly authorized representative of TANDEM ENERGY HOLDINGS, INC., known to me to be the person whose name is subscribed to the foregoing instrument, and after being by me duly sworn, did, under oath, depose and say that he has read the entire Settlement Agreement and Release and fully understands the same, that all of the statements contained therein are true and correct, and that he has signed the same freely and voluntarily, relying only upon the statements contained therein and none other, and that he executed the same for the purposes and consideration therein expressed.
SUBSCRIBED AND SWORN to before me on this the 28th day of February, 2011.
/s/ Glenda Hart

Notary Public — State of Texas

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THE STATE OF TEXAS	§
COUNTY OF MIDLAND	§
BEFORE ME, the undersigned authority, on this day personally appeared Michael Cunningham a duly authorized representative of TANDEM ENERGY CORPORATION, known to me to be the person whose name is subscribed to the foregoing instrument, and after being by me duly sworn, did, under oath, depose and say that he has read the entire Settlement Agreement and Release and fully understands the same, that all of the statements contained therein are true and correct, and that he has signed the same freely and voluntarily, relying only upon the statements contained therein and none other, and that he executed the same for the purposes and consideration therein expressed.
SUBSCRIBED AND SWORN to before me on this the 28th day of February, 2011.
/s/ Glenda Hart

Notary Public — State of Texas

THE STATE OF TEXAS	§
COUNTY OF ____________	§
BEFORE ME, the undersigned authority, on this day personally appeared TODD M. YOCHAM, known to me to be the person whose name is subscribed to the foregoing instrument, and after being by me duly sworn, did, under oath, depose and say that he has read the entire Settlement Agreement and Release and fully understands the same, that all of the statements contained therein are true and correct, and that he has signed the same freely and voluntarily, relying only upon the statements contained therein and none other, and that he executed the same for the purposes and consideration therein expressed.
SUBSCRIBED AND SWORN to before me on this the 28th day of February, 2011.
/s/ Glenda Hart

Notary Public — State of Texas

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THE STATE OF TEXAS	§
COUNTY OF MIDLAND	§
BEFORE ME, the undersigned authority, on this day personally appeared TIM G. CULP, known to me to be the person whose name is subscribed to the foregoing instrument, and after being by me duly sworn, did, under oath, depose and say that he has read the entire Settlement Agreement and Release and fully understands the same, that all of the statements contained therein are true and correct, and that he has signed the same freely and voluntarily, relying only upon the statements contained therein and none other, and that he executed the same for the purposes and consideration therein expressed.
SUBSCRIBED AND SWORN to before me on this the 28th day of February, 2011.

/s/ Glenda Hart
Notary Public — State of Texas

THE STATE OF TEXAS	§
COUNTY OF MIDLAND	§
BEFORE ME, the undersigned authority, on this day personally appeared JACK CHAMBERS, known to me to be the person whose name is subscribed to the foregoing instrument, and after being by me duly sworn, did, under oath, depose and say that he has read the entire Settlement Agreement and Release and fully understands the same, that all of the statements contained therein are true and correct, and that he has signed the same freely and voluntarily, relying only upon the statements contained therein and none other, and that he executed the same for the purposes and consideration therein expressed.
SUBSCRIBED AND SWORN to before me on this the 25 day of February, 2011.
/s/ Mauri Smith

Notary Public — State of Texas

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THE STATE OF TEXAS	§
COUNTY OF MIDLAND	§
BEFORE ME, the undersigned authority, on this day personally appeared MICHAEL CUNNINGHAM, known to me to be the person whose name is subscribed to the foregoing instrument, and after being by me duly sworn, did, under oath, depose and say that he has read the entire Settlement Agreement and Release and fully understands the same, that all of the statements contained therein are true and correct, and that he has signed the same freely and voluntarily, relying only upon the statements contained therein and none other, and that he executed the same for the purposes and consideration therein expressed.
SUBSCRIBED AND SWORN to before me on this the 28th day of February, 2011.
/s/ Glenda Hart

Notary Public — State of Texas

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